Exhibit 99.1

NEWS

Contact: Loren Singletary

(713) 346-7807

FOR IMMEDIATE RELEASE

NATIONAL OILWELL VARCO REPORTS THIRD QUARTER 2017 RESULTS

HOUSTON, TX, October 26, 2017 — National Oilwell Varco, Inc. (NYSE: NOV) today reported a third quarter 2017 net loss of $26 million, or $0.07 per share. Revenues for the third quarter of 2017 were $1.84 billion, an increase of four percent compared to the second quarter of 2017 and an increase of eleven percent from the third quarter of 2016. Operating loss for the third quarter was $7 million, or 0.4 percent of sales. Adjusted EBITDA (operating profit excluding other items before depreciation and amortization) for the third quarter was $167 million, or 9.1 percent of sales, an increase of $25 million from the second quarter of 2017. Cash flow from operations for the third quarter was $232 million.

“Our team delivered solid results in the third quarter as higher sequential sales of Wellbore Technologies and Completion & Production Solutions products enabled NOV to overcome a retrenchment in rig equipment demand,” commented Clay Williams, Chairman, President and CEO. “Despite weak commodity prices through the quarter, and the significant disruption of Hurricane Harvey along the Gulf Coast, NOV delivered 18 percent more Adjusted EBITDA as compared to the prior quarter, due in part to the Company’s pivot into new products that are gaining traction globally. We continue to pioneer new, safer and more efficient ways to develop and produce oil and gas in a low commodity price world.”

Rig Systems

Rig Systems generated revenues of $330 million, a decrease of five percent from the second quarter of 2017 and a decrease of 30 percent from the third quarter of 2016. The commodity price pullback that began late in the second quarter and the subsequent activity declines led customers to limit capital spending to only the most essential of items, resulting in deferred deliveries and limited new equipment orders. Operating profit was $11 million, or 3.3 percent of sales. Adjusted EBITDA was $28 million, or 8.5 percent of sales, an increase of eight percent sequentially and a decrease of 44 percent from the prior year.

During the third quarter, the Company agreed with a customer to cancel two jackup drilling equipment package orders in exchange for firm commitments to continue forward with several other jackup packages the customer has under contract, retention of down payments, and other consideration. The agreement resulted in the deletion of approximately $100 million from the segment’s backlog and a small gain that contributed to the segment’s sequential EBITDA improvement.

Backlog for capital equipment orders for Rig Systems at September 30, 2017 was $2.01 billion. New orders during the quarter were $84 million.

Rig Aftermarket

Rig Aftermarket generated revenues of $311 million, a decrease of nine percent from the second quarter of 2017 and a decrease of three percent from the third quarter of 2016. Revenue declined sequentially as drilling contractor customers curtailed aftermarket spending in response to uncertain near-term market conditions, contributing to lower spare parts orders and a slowing pace of rig reactivations and upgrades. Operating profit was $64 million, or 20.6 percent of sales. Adjusted EBITDA was $69 million, or 22.2 percent of sales, a decrease of 17 percent sequentially and a decrease of 15 percent from the prior year. Product mix contributed to EBITDA declines.

Wellbore Technologies

Wellbore Technologies generated revenues of $693 million, an increase of 13 percent from the second quarter of 2017 and an increase of 32 percent from the third quarter of 2016. Rising levels of scarcity for the critical products and services the segment provides combined with increased market adoption of the segment’s new technology introductions resulted in revenue growth that outpaced rig count growth in the same period. Operating profit was breakeven. Adjusted EBITDA was $94 million, or 13.6 percent of sales, an increase of 42 percent sequentially and an increase of $68 million from the prior year. Higher volumes resulted in 35 percent adjusted EBITDA incrementals (the change in adjusted EBITDA divided by the change in revenue).

Completion & Production Solutions

Completion and Production Solutions generated revenues of $682 million, an increase of five percent from the second quarter of 2017 and an increase of 26 percent from the third quarter of 2016. The segment’s land-related businesses benefited from rising demand in North America and the Middle East. Operating profit was $44 million, or 6.5 percent of sales. Adjusted EBITDA was $97 million, or 14.2 percent of sales, a decrease of one percent sequentially and an increase of 126 percent from the prior year. Product mix and pricing impacted EBITDA margins.

Backlog for capital equipment orders for Completion & Production Solutions at September 30, 2017 was $974 million. New orders during the quarter were $463 million, representing a book-to-bill of 119 percent when compared to the $388 million of orders shipped from backlog. Nearly all of the segment’s business units secured orders near or in excess of 100% book-to-bill. Included in the order book was a record-large order for spoolable composite pipe and over 100,000 HP of pressure pumping equipment.

Significant Events and Achievements

Using NOV completions tools technologies, a major operator completed a record-setting long-string completion in the Kingdom of Saudi Arabia. The NOV i-Frac CEM™ ball-drop-activated multistage frac sleeves and Burst Port System™ toe sub allow for efficient proppant fracturing that mimics plug-and-perf techniques. Run as part of the cemented production casing, the tools were used to complete the first four toe stages in the ultra-long-reach horizontal well, an area that would have been inaccessible using traditional completion methods. NOV is the first company to qualify this technology in Saudi Arabia.

NOV’s recently-established directional measurement and steerable technologies business continued to grow in the third quarter, as the Company secured multiple orders in key international markets for its Tolteq™ mud-pulse measurement-while-drilling (MWD) tools, including the first sales of the Company’s iSeriesTM MWD kits into the UAE and Russia. The third quarter also marked the Company’s first commercial run of its 9 5⁄8-in. VectorEXAKT rotary steerable system and the customer’s subsequent selection of the tool for future wells.

NOV booked additional orders of hydraulic fracturing equipment, bringing the Company’s total pressure pumping equipment orders above 400,000 HP year-to-date. Recent orders included two complete 50,000-HP frac spreads, several blenders, and a number of discrete pieces of support equipment, including hydration units and liquid additive systems. Additionally, the Company received customer commitments for extensive refurbishment programs, bringing committed refurbishments to over 100 frac units year-to-date.

To achieve even higher levels of safety, NOV introduced a new version of the Company’s TuboscopeTM WellChekTM on-site tubing inspection system. The new TuboChekC1D1 unit is the first of its kind to receive Class 1, Division 1 Certification as manufactured, indicating it is safe to use in explosive atmospheres. The new design also replaces the gamma radiation system traditionally used to detect tubing wall loss indicative of rod wear with a proprietary magnetic system. These changes will allow NOV to expand its wellhead inspection business into new global markets.

NOV booked the largest single order of Fiberspar™ spoolable line pipe in the Company’s history for a customer in Saudi Arabia. Since embracing the technology as a corrosion-free, lightweight, easy-to-install solution for corrosive gathering and injection applications two years ago, the customer has ordered over 1,000 miles of Fiberspar line pipe. NOV will soon be able to manufacture Fiberspar spoolable products and other composite products, like STAR™ glass-reinforced epoxy (GRE) high-pressure line pipe and downhole tubing and casing, in-country when the Company finishes construction of its new manufacturing facility near the city of Dammam.

NOV began producing 60-in. fiberglass fittings in Southeast Asia for a floating LNG terminal, marking a notable expansion of NOV’s composite fittings capabilities from 40-in. diameter products. The new fittings are the largest-diameter GRE composite product NOV manufactures.

NOV’s customized drill bits with industry-leading shaped cutter technology continue to set field records around the world. In West Africa, an integrated oil company achieved record rate of penetration (ROP) with a 12 1⁄4 -in. TK66 Tektonic™ fixed cutter bit fitted with Helios™ polished cutters. The bit reached total depth in a single run, drilling 7,000 ft in 24 hours, while building inclination from 17 to 60 degrees at a 2.5-degree dogleg severity. The bit also set the field interval record per run of 10,767 ft. In the Middle East, a Tektonic Chainsaw bit fitted with ION™ 3D cutters set a field record for ROP, outperforming the previous best record by twelve percent. First trialed in the US last quarter, the Chainsaw cutter configuration features 3D cutters on the primary blades to pre-fracture the formation and cylindrical ION cutters on the secondary blades to shear any remaining rock, a combination that improves ROP and overall drilling efficiency.

NOV successfully trialed ReedHycalog™ Hercules™ roller cone bits designed to provide stable, reliable directional performance in interbedded and intrusive formations. The enhanced lug design features increased shirttail protection for improved durability, stability, and more effective seal life. In the Utica, the 12 1⁄4 -in. Hercules bit drilled the entire intermediate section in a single run, setting an operator record by drilling 46 percent faster than all other one-run intermediate sections year-to-date.

NOV booked meaningful orders for its tubular coating and inspection services in Abu Dhabi, where the Company opened a Tuboscope facility earlier this year. The Company booked a large order for 100,000 ft of TK™ Liner products, composite liners designed to protect new and used oil country tubular goods and flowlines in corrosive environments, and began production and delivery of the tight-lead-time order during the quarter. The Company also booked multiple new orders totaling over 90,000 pieces of Thru-KoteTM insert sleeves designed to protect the internal coating of welded pipelines.

NOV designed, manufactured, and delivered a 5,000-psi dual-bore surface test tree that provides surface well isolation using an emergency-shutdown actuated-valve technology for use capping depleted wells in Australia. The Company delivered the highly engineered, custom solution with a short lead time to help provide the customer’s rig floor personnel a fail-safe condition during well abandonment operations.

NOV booked meaningful awards for its solids control and waste management equipment and services in Latin America. In Mexico, NOV booked an order for a Brandt™ THOR-8 indirect thermal desorption system, which uses indirect heat and evaporation to remove oil from oil-based mud drill cuttings, returning recovered oil to the operator for reuse in the drilling fluid and leaving clean cuttings with less than one percent residue for safe disposal. NOV is the leading global provider of thermal desorption systems and services for the treatment of drilled cuttings. In Argentina, a major operator awarded NOV several multi-million dollar, multi-year contracts to provide drilling fluids and solids control and drilled cuttings drying services, positioning the company as a top-tier drilling fluids provider in the region.

Other Corporate Items

As of September 30, 2017, the Company had $1.72 billion in cash and cash equivalents and total debt of $3.21 billion. NOV had $3.0 billion available on its revolving credit facility as of September 30, 2017. The unsecured credit facility matures in June of 2022 and is subject to one primary covenant, a maximum debt-to-capitalization ratio of 60 percent. As of September 30, 2017, NOV had a debt-to-capitalization ratio of 18.5 percent.

Third Quarter Earnings Conference Call

NOV will hold a conference call to discuss its third quarter 2017 results on October 27, 2017 at 10:00 AM Central Time (11:00 AM Eastern Time). The call will be broadcast simultaneously at www.nov.com/investors. A replay will be available on the website for 30 days.

About NOV

National Oilwell Varco (NYSE: NOV) is a leading provider of technology, equipment, and services to the global oil and gas industry. NOV has been pioneering innovations that improve the cost-effectiveness, efficiency, safety, and environmental impact of oil and gas operations since 1862. The depth and breadth of NOV’s offerings support customers’ full-field, drilling, completion, and production needs. NOV powers the industry that powers the world.

Visit www.nov.com for more information.

Cautionary Statement for the Purpose of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from the actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

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NATIONAL OILWELL VARCO, INC.

CONSOLIDATED STATEMENTS OF INCOME (LOSS) (Unaudited)

(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2017	2016	2017	2017	2016
Revenue:
Rig Systems	$330	$470	$346	$1,069	$1,960
Rig Aftermarket	311	322	341	973	1,077
Wellbore Technologies	693	526	614	1,862	1,668
Completion & Production Solutions	682	543	652	1,982	1,639
Eliminations	(181)	(215)	(194)	(551)	(785)

Total revenue	1,835	1,646	1,759	5,335	5,559
Gross profit (1)	285	79	231	725	358
Gross profit %	15.5%	4.8%	13.1%	13.6%	6.4%

Selling, general, and administrative	292	293	293	891	1,031
Goodwill impairment	—	972	—	—	972

Operating loss	(7)	(1,186)	(62)	(166)	(1,645)
Interest and financial costs	(26)	(25)	(26)	(77)	(80)
Interest income	11	3	4	19	11
Equity loss in unconsolidated affiliates	(2)	(6)	(2)	(4)	(19)
Other income (expense), net	(6)	(30)	(2)	(19)	(85)

Loss before income taxes	(30)	(1,244)	(88)	(247)	(1,818)
Provision for income taxes	(3)	120	(14)	(26)	(119)

Net loss	(27)	(1,364)	(74)	(221)	(1,699)
Net income attributable to noncontrolling interests	(1)	(2)	1	2	(1)

Net loss attributable to Company	$(26)	$(1,362)	$(75)	$(223)	$(1,698)

Per share data:
Basic	$(0.07)	$(3.62)	$(0.20)	$(0.59)	$(4.53)

Diluted	$(0.07)	$(3.62)	$(0.20)	$(0.59)	$(4.53)

Weighted average shares outstanding:
Basic	377	376	377	377	375

Diluted	377	376	377	377	375

(1)	Gross profit excluding other items was $285 million and $782 million for the three and nine months ended September 30, 2017, respectively. Gross profit excluding other items was $185 million and $624 million for the three and nine months ended September 30, 2016, respectively. Gross profit excluding other items was $261 million for the three months ended June 30, 2017. See GAAP to Non-GAAP reconciliation on page 10.

NATIONAL OILWELL VARCO, INC.

CONSOLIDATED BALANCE SHEETS

(In millions)

	September 30,	December 31,
	2017	2016
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$1,722	$1,408
Receivables, net	2,060	2,083
Inventories, net	3,219	3,325
Costs in excess of billings	518	665
Other current assets	306	395

Total current assets	7,825	7,876

Property, plant and equipment, net	3,031	3,150
Goodwill and intangibles, net	9,542	9,597
Other assets	536	517

Total assets	$20,934	$21,140

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$447	$414
Accrued liabilities	1,544	1,568
Billings in excess of costs	288	440
Current portion of long-term debt and short-term borrowings	506	506
Accrued income taxes	57	119

Total current liabilities	2,842	3,047

Long-term debt	2,707	2,708
Other liabilities	1,234	1,382

Total liabilities	6,783	7,137

Total stockholders’ equity	14,151	14,003

Total liabilities and stockholders’ equity	$20,934	$21,140

NATIONAL OILWELL VARCO, INC.

OPERATING PROFIT (LOSS) – GAAP to Non-GAAP RECONCILIATION (Unaudited)

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2017	2016	2017	2017	2016
Revenue:
Rig Systems	$330	$470	$346	$1,069	$1,960
Rig Aftermarket	311	322	341	973	1,077
Wellbore Technologies	693	526	614	1,862	1,668
Completion & Production Solutions	682	543	652	1,982	1,639
Eliminations	(181)	(215)	(194)	(551)	(785)

Total revenue	$1,835	$1,646	$1,759	$5,335	$5,559

Operating profit (loss):
Rig Systems	$11	$(962)	$(7)	$13	$(888)
Rig Aftermarket	64	72	76	201	203
Wellbore Technologies	—	(94)	(24)	(81)	(331)
Completion & Production Solutions	44	(61)	27	79	(132)
Eliminations and corporate costs	(126)	(141)	(134)	(378)	(497)

Total operating profit (loss)	$(7)	$(1,186)	$(62)	$(166)	$(1,645)

Other items:
Rig Systems	$—	$994	$16	$23	$1,069
Rig Aftermarket	—	3	1	6	16
Wellbore Technologies	—	24	(4)	(4)	112
Completion & Production Solutions	—	51	17	32	123
Eliminations and corporate costs	—	6	—	—	16

Total other items	$—	$1,078	$30	$57	$1,336

Operating profit (loss) excluding other items:
Rig Systems	$11	$32	$9	$36	$181
Rig Aftermarket	64	75	77	207	219
Wellbore Technologies	—	(70)	(28)	(85)	(219)
Completion & Production Solutions	44	(10)	44	111	(9)
Eliminations and corporate costs	(126)	(135)	(134)	(378)	(481)

Total operating profit (loss) excluding other items	$(7)	$(108)	$(32)	$(109)	$(309)

NATIONAL OILWELL VARCO, INC.

AS ADJUSTED BEFORE DEPRECIATION & AMORTIZATION SUPPLEMENTAL SCHEDULE (Unaudited)

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2017	2016	2017	2017	2016
Operating profit (loss) excluding other items:
Rig Systems	$11	$32	$9	$36	$181
Rig Aftermarket	64	75	77	207	219
Wellbore Technologies	—	(70)	(28)	(85)	(219)
Completion & Production Solutions	44	(10)	44	111	(9)
Eliminations and corporate costs	(126)	(135)	(134)	(378)	(481)

Total operating profit (loss) excluding other items	$(7)	$(108)	$(32)	$(109)	$(309)

Depreciation & amortization:
Rig Systems	$17	$18	$17	$51	$55
Rig Aftermarket	5	6	6	16	17
Wellbore Technologies	94	96	94	283	289
Completion & Production Solutions	53	53	54	161	157
Eliminations and corporate costs	5	3	3	12	11

Total depreciation & amortization	$174	$176	$174	$523	$529

Adjusted EBITDA (Operating profit excluding other items before depreciation & amortization) (Note 1):
Rig Systems	$28	$50	$26	$87	$236
Rig Aftermarket	69	81	83	223	236
Wellbore Technologies	94	26	66	198	70
Completion & Production Solutions	97	43	98	272	148
Eliminations and corporate costs	(121)	(132)	(131)	(366)	(470)

Total Adjusted EBITDA	$167	$68	$142	$414	$220

Adjusted EBITDA % (Note 1):
Rig Systems	8.5%	10.6%	7.5%	8.1%	12.0%
Rig Aftermarket	22.2%	25.2%	24.3%	22.9%	21.9%
Wellbore Technologies	13.6%	4.9%	10.7%	10.6%	4.2%
Completion & Production Solutions	14.2%	7.9%	15.0%	13.7%	9.0%
Total Adjusted EBITDA %	9.1%	4.1%	8.1%	7.8%	4.0%

Reconciliation of Adjusted EBITDA (Note 1):
GAAP net income (loss) attributable to Company	$(26)	$(1,362)	$(75)	$(223)	$(1,698)
Net income attributable to noncontrolling interest	(1)	(2)	1	2	(1)
Provision for income taxes	(3)	120	(14)	(26)	(119)
Interest expense	26	25	26	77	80
Interest income	(11)	(3)	(4)	(19)	(11)
Equity income (loss) in unconsolidated affiliates	2	6	2	4	19
Other income (expense), net	6	30	2	19	85
Depreciation & amortization	174	176	174	523	529
Other items in operating profit	—	1,078	30	57	1,336

Total Adjusted EBITDA:	$167	$68	$142	$414	$220

NATIONAL OILWELL VARCO, INC.

GAAP to Non-GAAP (Adjusted) RECONCILIATION (Unaudited)

(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2017	2016	2017	2017	2016
GAAP net income (loss) attributable to Company	$(26)	$(1,362)	$(75)	$(223)	$(1,698)
Other Items:
Severance, inventory charges, facility closures and other	—	106	30	57	364
Goodwill impairment		972			972
Fixed asset write-down	—	10	—	10	42

GAAP net income (loss) less pre-tax other items	(26)	(274)	(45)	(156)	(320)
Tax impact on other items	—	(67)	(9)	(21)	(156)
Tax items	—	213	—	34	213

Adjusted net income (loss) attributable to Company (Note 1)	(26)	(128)	(54)	(143)	(263)
Noncontrolling interest	(1)	(2)	1	2	(1)

Adjusted net income (loss) (Note 1)	$(27)	$(130)	$(53)	$(141)	$(264)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2017	2016	2017	2017	2016
GAAP net income (loss) attributable to Company per share	$(0.07)	$(3.62)	$(0.20)	$(0.59)	$(4.53)
Other items:
Severance, inventory charges, facility closures and other	—	0.18	0.06	0.10	0.67
Goodwill impairment		2.51			2.51
Fixed asset write-down	—	0.02	—	0.02	0.08
Tax items	—	0.57	—	0.09	0.57

Adjusted earnings (loss) per share (Note 1)	$(0.07)	$(0.34)	$(0.14)	$(0.38)	$(0.70)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2017	2016	2017	2017	2016
GAAP gross profit	$285	$79	$231	$725	$358
Other items included in gross profit	—	106	30	57	266

Adjusted gross profit (Note 1)	$285	$185	$261	$782	$624

GAAP selling, general, and administrative	$292	$293	$293	$891	$1,031
Other items included in selling, general, and administrative	—	—	—	—	(98)

Adjusted selling, general, and administrative (Note 1)	$292	$293	$293	$891	$933

Note 1: The Company discloses various non-GAAP financial measures in its periodic earnings press releases and other public disclosures to provide investors additional information about the results of ongoing operations. The Company uses these same non-GAAP measures internally to evaluate and manage the business. Each of these non-GAAP financial measures excludes the impact of certain other items and therefore has not been calculated in accordance with GAAP. A reconciliation of each non-GAAP financial measure to its most comparable GAAP financial measure is included herein. The non-GAAP financial measures are not intended to replace GAAP financial measures.

CONTACT:	National Oilwell Varco, Inc.
Loren Singletary (713) 346-7807
Loren.Singletary@nov.com